Exhibit 99.1

VERB TO ACQUIRE AI SOCIAL SELLING STARTUP LYVECOM

Deal Positions VERB’s MARKET.live As One Of The Industry’s Most Advanced AI-Powered Social Shopping Livestream E-Commerce Platforms

LOS ALAMITOS, Calif., March 4, 2025 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the technology company behind MARKET.live, a leading livestream social shopping platform, and GO FUND YOURSELF!, a TV show and innovative new platform disrupting the crowd funding industry, today announces that it has executed a binding term sheet to acquire LyveCom, a cutting-edge AI-driven video commerce platform. The transaction is subject to certain terms and conditions, including completion of an audit of Lyvecom’s financial statements, which terms and conditions are set forth in detail in the Form 8-K filed by the Company today.

While the transaction is expected to close within the next 60 days, if not sooner, Phase 1 of the integration of Lyvecom’s technology is complete and the new MARKET.live officially launches TODAY.

Management contends that this transaction should not be underestimated. The integration of LyveCom’s AI-driven technology into VERB’s MARKET.live now allows brands and merchants to deliver an omnichannel livestream shopping experience to their customers. Brands and merchants will not only engage their client and customers on the newly updated and refreshed MARKET.live site, but also seamlessly across their own websites, mobile apps, and social platforms, all while leveraging AI-powered video content automation and personalized shopping experiences.

This proprietary technology embeds livestreams and shoppable videos directly onto merchant websites without impact on site speed, while simultaneously aggregating and repurposing content from TikTok, Instagram, and YouTube into interactive shopping experiences, allowing brands to engage customers without constant content production.

A Transformative Step for MARKET.live and the Livestream Shopping Industry

The new MARKET.live will introduce game-changing innovations, including:

●	One-Click Simulcasting: Instantly scale the broadcast of live shopping events across MARKET.live, TikTok Shop, Shopify’s Shop App, and other social sites, including the merchant’s own e-commerce sites, maximizing audience reach and engagement, while maintaining checkout and unified inventory management and control across all of the merchant’s social sites and platforms.

●	AI-Driven Video Commerce: Advanced AI capabilities will power real-time user-generated-content creation, automated video content repurposing, and AI-powered virtual live shopping hosts.
●	Frictionless Merchant Integration: Frictionless, self-serve onboarding for merchants, enabling millions of Shopify merchants to adopt live and shoppable video with a simple 3-click integration, making livestream shopping capabilities more accessible and useable than ever.
●	New Strategic Partnerships: New and expanded strategic partnerships with Tapcart, Shopify Shop App, Klaviyo, Recharge, and agency networks will expand MARKET.live’s footprint into mobile commerce and high-growth DTC brands.
●	Real-Time Data & Analytics: An intelligent analytics hub will provide in-depth insights into shopper behavior, enabling merchants to refine strategies and boost conversions.

“The future of commerce is video-first, and this acquisition accelerates that future,” said Maxwell Drut, Co-Founder and CEO of LyveCom and incoming Chief Technology Officer at MARKET.live. “By combining LyveCom’s cutting-edge AI-powered video commerce technology with VERB’s expansive market reach, we are creating one of the most advanced, omnichannel video shopping ecosystems in the U.S. Together, we’re not just enabling brands to sell through video — we’re redefining how consumers discover, engage, and shop in a content-driven world.”

“Unlike closed marketplaces like Amazon Live and TikTok Shop, MARKET.live + LyveCom offers brands full control over their audience, content, and conversions while leveraging AI to automate and optimize video commerce. This is a paradigm shift in digital retail, empowering brands to sell smarter, faster, and more profitably than ever before. And with over 4 million Shopify merchants actively seeking AI-driven solutions, we believe that the addition of LyveCom’s AI technology, VERB’s MARKET.live is positioned for explosive growth and recurring revenue expansion.”

“This deal brings together LyveCom’s innovative AI driven video commerce solutions with VERB’s resources and expertise,” said Kevin Gould, founder and CEO of Kombo Ventures and early Lyvecom investor. “I’m incredibly proud that Kombo Ventures helped incubate Lyvecom, and I’m energized by the shared vision to rapidly create the market leader in AI-driven social shopping.”

Experience the New MARKET.live Interface

Customers, brands, and retailers can now explore the fully modernized MARKET.live interface at www.MARKET.live. The revamped platform not only aligns seamlessly with the latest trends in social selling, video commerce, and livestream shopping, providing an immersive and interactive shopping experience unlike any other, but also establishes the new paradigm we believe other ecommerce platforms will strive to emulate.

Comprehensive Go-To-Market Strategy & Client Onboarding

With a well-defined and proven go-to-market strategy, as will be evidenced in VERB’s forthcoming Form 10-K filing, VERB’s MARKET.live is set to onboard an additional extensive list of clients, including top agency partners and direct-to-consumer brands. The acquisition strengthens MARKET.live’s ability to cater to a diverse range of businesses, from independent Shopify sellers to enterprise-level brands, ensuring a seamless and scalable transition into AI-powered social commerce.

Positioning VERB’ MARKET.live as an Industry Leader

The completion of this acquisition will establish VERB’s MARKET.live as a definitive leader in livestream and AI-powered social commerce. Unlike competitors that operate within closed marketplaces, MARKET.live will offer a truly integrated, multi-platform solution that:

●	Expands e-commerce opportunities beyond a single channel, increasing brand exposure and sales potential.
●	Unlocks access to Shopify’s vast network of over 4 million merchants looking for AI-powered video commerce solutions.
●	Automates video content production and personalization at scale, driving efficiency and engagement for brands of all sizes.

Additional features include:

●	AI-Generated Video UGC: A proprietary AI model trained on tens of thousands of video commerce interactions that will automate content creation for brands.
●	AI-Powered: Blending AI-driven personalization, automation, and omnichannel reach, bringing massive 24/7 global scalability to live shopping experiences, MARKET.live will turn video engagement into revenue.
●	AI-Powered Predictive Analytics and Automated Shoppable Content: Intelligent tools designed to optimize merchandising strategies and increase conversion rates.

“This strategic acquisition underscores VERB’s commitment to constant and continuing innovation, as we seek to shape the future of social commerce and ultimately dominate the landscape,” said Rory J. Cutaia, CEO of VERB. “The addition of LyveCom’s AI-driven video commerce capabilities to the new MARKET.live will offer an unparalleled shopping experience that bridges brands, marketplaces, and social platforms — ensuring that consumers can engage and shop wherever they are.”

The Future of AI-Powered Livestream Shopping – Here’s What’s Coming

This transaction and the work our combined teams have undertaken over the past 9 months has paved the way for our upcoming launch of yet more next generation social commerce capabilities, including:

●	AI Avatar Live Shopping Hosts: This new proprietary technology, already trained on tens of thousands of video commerce videos, has paved the way for the launch of real time AI Avatar hosts, virtually indistinguishable from human hosts, capable of real-time audience engagement.

According to an October 2024 report published by The Business Research Company, the global social commerce industry is anticipated to experience rapid growth and is projected to surpass $1.29 trillion by 2028 at a CAGR of 13.7%.1 The Company believes that AI-powered social selling is among the fastest-growing segments in e-commerce today.

With this acquisition, VERB is setting a new industry standard for interactive video-based social commerce, with the goal of ensuring that MARKET.live is the dominant force in this space and the go-to platform for brands looking to future-proof their business with AI-powered video commerce.

About VERB Technology Company

Verb Technology Company, Inc. (NASDAQ: VERB), is the innovative force behind interactive video-based social commerce. The Company’s MARKET.live platform is a multi-vendor, livestream social shopping destination at the forefront of the convergence of ecommerce and entertainment, where brands, retailers, creators, and influencers engage their customers, clients, fans, and followers across multiple social media channels simultaneously. GO FUND YOURSELF!, is a revolutionary interactive social crowd funding platform for public and private companies seeking broad-based exposure across social media channels for their crowd-funded Regulation CF and Regulation A offerings. The platform combines a ground-breaking interactive TV show with MARKET.live’s back-end capabilities allowing viewers to tap, scan or click on their screen to facilitate an investment, in real time, as they watch companies presenting before the show’s panel of “Titans”. Presenting companies that sell consumer products are able to offer their products directly to viewers during the show in real time through shoppable onscreen icons. The Company is headquartered in Las Vegas, NV and operates full-service production and creator studios in Los Alamitos, California.

1 https://www.einpresswire.com/article/754813834/social-commerce-global-market-2024-to-reach-1291-47-billion-by-2028-at-rate-of-13-7

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, or achievements including the following statements; the transaction closing within the next 60 days, if not sooner; the integration of LyveCom’s AI-driven technology into VERB’s MARKET.live allowing brands and merchants to deliver an omnichannel livestream shopping experience to their customers; the new MARKET.live introducing game-changing innovations; the combination of LyveCom’s cutting-edge AI-powered video commerce technology with Verb’s expansive market reach, creating one of the most advanced, omnichannel video shopping ecosystem in the U.S., redefining how consumers discover, engage, and shop in a content-driven world; the revamped platform establishing the new paradigm other ecommerce platforms will strive to emulate; the completion of the acquisition establishing VERB’s MARKET.live as a definitive leader in livestream and AI-powered social commerce; MARKET.live will offering a truly integrated, multi-platform solution; the addition of LyveCom’s AI-driven video commerce capabilities to the new MARKET.live offering an unparalleled shopping experience that bridges brands, marketplaces, and social platforms — ensuring that consumers can engage and shop wherever they are and ensuring MARKET.live remains the go-to platform for brands looking to future-proof their business with AI-powered video commerce. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the ability to satisfy the closing conditions and consummate the acquisition; the ability of VERB to derive the benefits anticipated from the acquisition including becoming a leader in livestream and AI-powered social commerce and those identified in our filings with the Securities and Exchange Commission (the “SEC”), including our annual, quarterly and current reports filed with the SEC and the risk factors included in our annual report on Form 10-K filed with the SEC on April 1, 2024. Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

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